CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 17, 2017, relating to the financial statements and financial highlights, which appear in Vanguard Balanced Index Fund and Vanguard Managed Payout Fund’s (constituting Vanguard Valley Forge Funds) Annual Reports on Form N-CSR for the year ended December 31, 2016. We also consent to the references to us under the headings “Financial Highlights”, “Financial Statements” and “Service Providers—Independent Registered Public Accounting Firm” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
April 24, 2017